Exhibit 99.1

News Release

Contact:
Steve Somers
Sr. Director, Corporate Development
GSI Commerce, Inc.
610.491.7068
ir@gsicommerce.com

GSI Commerce, Inc. Calls for Redemption
All Outstanding 3.00% Convertible Notes Due 2025

KING OF PRUSSIA, Pa., April 21, 2010 – GSI Commerce Inc. (Nasdaq: GSIC) announced today that it had called for redemption all of the $57.5 million aggregate principal amount of its 3.00% convertible notes due 2025. The redemption date has been set for June 7, 2010. In accordance with the redemption provisions of the notes and the indenture for the notes, the notes will be redeemed at a price equal to 100% of the principal amount of the Notes. In addition, the Company will pay accrued and unpaid interest on the redeemed notes up to, but excluding, the redemption date.

In accordance with the conversion provisions of the notes and the indenture for the notes, holders of the notes have the right at any time on and after May 1, 2010 and prior to the close of business on June 4, 2010, to convert their notes into shares of the Company’s common stock at a conversion rate of 56.1545 shares per $1,000 principal amount of notes representing a conversion price of approximately $17.808 per share. Because the common stock is currently trading at a price above the conversion price, the Company expects that substantially all of the notes will be converted.

Questions regarding the redemption or conversion of the notes should be directed to The Bank of New York Mellon, the trustee under the indenture governing the notes, at 1-800-254-2826.

About GSI Commerce
GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care and is available on a modular basis or as part of an integrated, end-to-end solution. We offer a full suite of interactive marketing services through two divisions, TrueActionTM and e-Dialog. Additionally, we provide brands and retailers a platform for online private sales through RueLaLa.com.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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